Exhibit 10.46
FOURTH AMENDMENT TO LEASE
(Levi Strauss Building)
This Fourth Amendment to Lease ("Fourth Amendment") is entered into as of November 10, 2022 (the "Effective Date"), by and between JPPF 1155 BATTERY, L.P., a Delaware limited partnership ("Lessor") and LEVI STRAUSS & CO., a Delaware corporation ("Lessee"), with reference to the following facts:
A. Lessor (as successor in interest to Blue Jeans Equity West) and Lessee are currently parties to that certain Lease, dated as of July 31, 1979 ("Original Lease"), as amended by: (i) that certain Amendment to Lease (Levi Strauss Building), dated as of January 1, 1998 ("First Amendment"), (ii) that certain Second Amendment to Lease (Levi Strauss Building), dated as of November 12, 2009 ("Second Amendment"), and (iii) that certain Third Amendment to Lease (Levi Strauss Building), dated as of August 1, 2011 ("Third Amendment") (the Original Lease as amended by the First Amendment, the Second Amendment, Third Amendment and this Fourth Amendment shall collectively be referred to herein as the "Lease"), covering those certain premises (the "Premises") in the Levi Strauss Building (the "Building") located in that certain complex commonly known as Levi's Plaza ("Levi's Plaza") in San Francisco, California, all as more particularly described in the Lease.
B. Pursuant to the terms and conditions of the Lease, Lessee has successive options to extend the term for Option Terms extending through December 31, 2079. Lessee has previously exercised its first two of its options to extend the term, the first as part of the First Amendment (which extended the term until December 31, 2012) and the second as part of the Second Amendment (which extended the term until December 31, 2022). Pursuant to that certain Exercise of Option letter dated June 15, 2021 ("Option Letter"), Lessee properly exercised its third Option to extend the term of the Lease.
C. Notwithstanding the provisions of the Second Amendment, Lessor and Lessee have now agreed that the Third Extended Term (hereafter defined) shall be for a period of twelve (12) years through December 31, 2034, but that the future options shall not extend the existing outside expiration date of December 31, 2079. Accordingly, notwithstanding anything to the contrary set forth in the Lease, Lessor and Lessee agree that from and after January 1, 2023, Lessee shall have five (5) remaining Options to extend the term of the Lease, with the first four (4) such remaining Options each being for a term of ten (10) years and the fifth (5th) remaining Option being for a term of five (5) years, otherwise subject to and in accordance with the terms of Paragraph 3 of the Second Amendment.
D. Lessor and Lessee are now entering into this Fourth Amendment to set forth the economic terms for the Third Extended Term in lieu of determining Base Rent for the Third Extended Term pursuant to Paragraph 4(c) of the Second Amendment.
E. Except as otherwise defined herein, capitalized terms shall have the same meaning as ascribed to them in the Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1.    Premises. Effective as of January 1, 2023, the square footage of the Premises shall be increased from THREE HUNDRED FIFTY-FOUR THOUSAND SEVEN HUNDRED NINETY-SEVEN (354,797) rentable square feet to THREE HUNDRED SIXTY-SIX THOUSAND EIGHT HUNDRED NINETEEN (366,819) rentable square feet as determined in accordance with 2017 BOMA for Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1—2017) (“2017 BOMA Standard”). Lessor and Lessee acknowledge that such increase is a result of a re-measurement of the Premises and not the result of an expansion or addition of space. Lessor and Lessee further acknowledge that the Premises shall not be subject to further remeasurement for any future extended term. The Base Rent and all other charges under the Lease shall remain payable as provided therein with respect to the Premises for the period prior to January 1, 2023.
2.    Extension of Term. In light of Lessee's timely and proper exercise of its third option to extend the term of the Lease pursuant to Paragraph 6.1 of the Original Lease (as modified by Paragraph 3 of the Second Amendment), Lessor and Lessee hereby agree that, notwithstanding anything in the Lease to the contrary, the term of the Lease is hereby extended to December 31, 2034, with the period commencing January 1, 2023 and expiring on December 31, 2034 constituting the "Third Extended Term". Notwithstanding anything to the contrary set forth in Paragraph 6.2 of the Original Lease, Paragraph 4(c) of the First Amendment, or Paragraph 4 of the Second Amendment, the Base Rent payable by Lessee during the Third Extended Term shall be as set forth in Paragraph 3 below.

3.    Rent. With respect to all periods from and after January 1, 2023, Paragraph 6.2 of the Original Lease, Paragraph 4 of the First Amendment, and Paragraph 4(a) of the Second Amendment shall be deleted in their entirety and replaced with Paragraph 3(a) below.
(a)    During the Third Extended Term the Base Rent payable by Lessee shall be as follows:
(i)    For the period January 1, 2023, through December 31, 2023, the sum of FIFTEEN MILLION FOUR HUNDRED SIX THOUSAND THREE HUNDRED NINETY-EIGHT AND 00/100 DOLLARS ($15,406,398.00) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION TWO HUNDRED EIGHTY-THREE THOUSAND EIGHT HUNDRED SIXTY-SIX AND 50/100 DOLLARS ($1,283,866.50).
(ii)    For the period January 1, 2024, through December 31, 2024, the sum of FIFTEEN MILLION EIGHT HUNDRED SIXTY-EIGHT THOUSAND FIVE HUNDRED EIGHTY-NINE AND 94/100 DOLLARS ($15,868,589.94) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION THREE HUNDRED TWENTY-TWO THOUSAND THREE HUNDRED EIGHTY-TWO AND 50/100 DOLLARS ($1,322,382.50).
(iii)    For the period January 1, 2025, through December 31, 2025, the sum of SIXTEEN MILLION THREE HUNDRED FORTY-FOUR THOUSAND SIX HUNDRED FORTY-SEVEN AND 64/100 DOLLARS ($16,344,647.64) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION THREE HUNDRED SIXTY-TWO THOUSAND FIFTY-THREE AND 97/100 DOLLARS ($1,362,053.97).
(iv)    For the period January 1, 2026, through December 31, 2026, the sum of SIXTEEN MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND NINE HUNDRED EIGHTY-SEVEN AND 07/100 DOLLARS ($16,834,987.07) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FOUR HUNDRED TWO THOUSAND NINE HUNDRED FIFTEEN AND 59/100 DOLLARS ($1,402,915.59).
(v)    For the period January 1, 2027, through December 31, 2027, the sum of SEVENTEEN MILLION THREE HUNDRED FORTY THOUSAND THIRTY-SIX AND 68/100 DOLLARS ($17,340,036.68) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FOUR HUNDRED FORTY-FIVE THOUSAND THREE AND 06/100 DOLLARS ($1,445,003.06).
(vi)    For the period January 1, 2028, through December 31, 2028, the sum of SEVENTEEN MILLION EIGHT HUNDRED SIXTY THOUSAND TWO HUNDRED THIRTY-SEVEN AND 78/100 DOLLARS ($17,860,237.78) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FOUR HUNDRED EIGHTY-EIGHT THOUSAND THREE HUNDRED FIFTY-THREE AND 15/100 DOLLARS ($1,488,353.15).
(vii)    For the period January 1, 2029, through December 31, 2029, the sum of EIGHTEEN MILLION THREE HUNDRED NINETY-SIX THOUSAND FOURTY-FOUR AND 91/100 DOLLARS ($18,396,044.91) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FIVE HUNDRED THIRTY-THREE THOUSAND THREE AND 74/100 DOLLARS ($1,533,003.74).
(viii)    For the period January 1, 2030, through December 31, 2030, the sum of EIGHEEN MILLION NINE HUNDRED FORTY-SEVEN THOUSAND NINE HUNDRED TWENTY-SIX AND 26/100 DOLLARS ($18,947,926.26) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FIVE HUNDRED SEVENTY-EIGHT THOUSAND NINE HUNDRED NINETY-THREE AND 86/100 DOLLARS ($1,578,993.86).
(ix)    For the period January 1, 2031, through December 31, 2031, the sum of NINETEEN MILLION FIVE HUNDRED SIXTEEN THOUSAND THREE HUNDRED SIXTY-FOUR AND 05/100 DOLLARS ($19,516,364.05) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION SIX HUNDRED TWENTY-SIX THOUSAND THREE HUNDRED SIXTY-THREE AND 67/100 DOLLARS ($1,626,363.67).
(x)    For the period January 1, 2032, through December 31, 2032, the sum of TWENTY MILLION ONE HUNDRED ONE THOUSAND EIGHT HUNDRED FIFTY-FOUR AND 97/100 DOLLARS ($20,101,854.97) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND ONE HUNDRED FIFTY-FOUR AND 58/100 DOLLARS ($1,675,154.58).
(xi)    For the period January 1, 2033, through December 31, 2033, the sum of TWENTY MILLION SEVEN HUNDRED FOUR THOUSAND NINE HUNDRED TEN AND 62/100 DOLLARS ($20,704,910.62) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE

MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND FOUR HUNDRED NINE AND 22/100 DOLLARS ($1,725,409.22).
(xii)    For the period January 1, 2034, through December 31, 2034, the sum of TWENTY-ONE MILLION THREE HUNDRED TWENTY-SIX THOUSAND FIFTY-SEVEN AND 94/100 DOLLARS ($21,326,057.94) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION SEVEN HUNDRED SEVENTY-SEVEN THOUSAND ONE HUNDRED SEVENTY-ONE AND 49/100 DOLLARS ($1,777,171.49).
4.    Subordination and Attornment, Non-Disturbance Agreement. Simultaneously with the full execution of this Fourth Amendment, Lessor shall deliver to Lessee a fully executed consent to this Fourth Amendment of JPMorgan Chase Bank, N.A., a national banking association ("Mortgagee") in accordance with that certain Subordination, Non-Disturbance and Attornment Agreement by and among Lessor, Lessee and Mortgagee, dated as of November 19, 2019 (the "Consent"). Lessor shall be solely responsible for paying all costs and expenses for such Consent, including, without limitation, any lender attorneys' fees and disbursements. Lessor hereby represents and warrants that as of the Effective Date, Mortgagee is the only party with a secured monetary encumbrance affecting the Building or any portion thereof.
5.    Required Disclosure. The Premises have not been issued a disability access inspection certificate by a Certified Access Specialist ("CASp"). The following notice is given pursuant to California Civil Code Section 1938: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Notwithstanding the foregoing or anything to the contrary in the Lease, Lessor and Lessee hereby agree that (i) Lessee shall have the right to perform a CASp inspection in its sole and absolute discretion, at Lessee’s sole cost and expense, provided that if Lessee elects to perform a CASp inspection of the Premises, Lessee will provide prior written notice thereof to Lessor, and (ii) no presumption shall apply with respect to the party responsible to make any repairs or modifications necessary to correct violations of construction-related accessibility standards that are noted in any CASp report, and the terms of the Lease shall exclusively govern and control with respect thereto.
6.    Brokerage. Lessor hereby represents to Lessee that Lessor has dealt with no broker in connection with this Fourth Amendment other than Avison Young-Northern California, Ltd. ("Lessor's Broker"). Lessor agrees to indemnify and hold Lessee harmless from all claims of Lessor’s Broker and any other brokers claiming to have represented Lessor in connection with this Fourth Amendment. Lessor shall be solely responsible for all commissions payable to Lessor's Broker pursuant to a separate written agreement. Lessee hereby represents to Lessor that Lessee has dealt with no broker in connection with this Fourth Amendment other than Jones Lang LaSalle ("Lessee's Broker"). Lessee shall be solely responsible for all commissions payable to Lessee's Broker pursuant to a separate written agreement; provided, however, Lessor agrees to reimburse Lessee for commissions actually paid by Lessee to Lessee’s Broker in connection with this Fourth Amendment up to a maximum of $3,881,190.00. Such reimbursement shall be paid within ten (10) days following Lessor’s receipt of evidence of Lessee’s payment therefore. Subject to Lessor’s obligation to reimburse Lessee as provided above in this Section 6, Lessee agrees to defend, indemnify and hold Lessor harmless from all claims of Lessee’s Broker and any other brokers claiming to have represented Lessee in connection with this Fourth Amendment.
7.    Entire Agreement. There are no oral agreements among the parties hereto affecting this Fourth Amendment, this Fourth Amendment contains all of the terms, covenants, conditions, representations, warranties and agreements of the parties relating in any manner to the subject matter hereof, and this Fourth Amendment supersedes and cancels any and all previous negotiations, arrangements, representations, warranties, agreements and understandings, if any, among the parties hereto relating in any manner to the subject matter hereof. For the avoidance of doubt, in the event of any conflict between the Option Letter and this Fourth Amendment, the latter shall control, and this Fourth Amendment overrides the process for determining Base Rent for the Third Extended Term set forth in Paragraph 4(c) of the Second Amendment.
8.    Governing Laws. This Fourth Amendment and the Lease shall be construed and enforced in accordance with the laws of the State of California.
9.    Effectiveness. Except as expressly modified herein, the terms, covenants, and conditions of the Lease are unmodified and, as modified herein, are in full force and effect.

10.    Conflict of Terms. In the event of any conflict between the Lease and this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail.
11.    Miscellaneous. Time is of the essence hereof. Neither the Fourth Amendment nor the Lease may be amended, nor any provision hereof waived, except in writing. This Fourth Amendment shall inure to the benefit of and shall be binding upon each of the parties hereto, and their respective permitted successors in interest and assigns (which for Lessee's purposes shall be subject to the provisions of Article 11 of the Original Lease and Paragraph 12 of the Second Amendment).
12.    Interpretation. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) "shall," "will," or "agrees" are mandatory, and "may" is permissive; (iv) "or" is not exclusive; (v) "includes" and "including" are not limiting; and (vi) "days" means calendar days unless specifically provided otherwise.
13.    Recordation. Concurrently with the execution and delivery of this Fourth Amendment, the parties shall execute a memorandum of this Fourth Amendment, which shall be in the form attached hereto as Exhibit A. Lessor shall promptly record such memorandum in the Official Records of the City and County of San Francisco. Notwithstanding the foregoing, the failure to execute or record such memorandum shall not affect or impair the validity or effectiveness of this Fourth Amendment.
14.    OFAC. Lessee represents and warrants to Lessor that Lessee is currently in compliance with and shall at all times during the term of the Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Lessor represents and warrants to Lessee that Lessor is currently in compliance with and shall at all times during the term of the Lease (including any extension thereof) remain in compliance with the regulations of OFAC of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
15.    Authority. Lessee warrants and represents that Lessee is a duly organized and validly existing entity, that Lessee has full right and authority to enter into this Fourth Amendment and that the person signing on behalf of Lessee is authorized to do so and has the power to bind Lessee to this Fourth Amendment. Lessor warrants and represents that Lessor is a duly organized and validly existing entity, that Lessor has full right and authority to enter into this Fourth Amendment and that the person signing on behalf of Lessor is authorized to do so and has the power to bind Lessor to this Fourth Amendment.
16.    No Consent. Lessor represents and warrants to Lessee that no consent of any partner, shareholder, beneficiary, creditor, lender, investor, judicial or administrative body or other party is required in connection with Lessor's execution of this Fourth Amendment or its performance hereunder, other than the Consent of Mortgagee, or if any such consent is required it has been duly obtained.
17.    Counterparts; Electronic Signatures. This Fourth Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Fourth Amendment, and all such counterparts together shall constitute one and the same Fourth Amendment. Lessor and Lessee hereby agree that this Fourth Amendment may be executed by electronic signatures (e.g., via DocuSign or similar electronic signature technology), and that copies of this Fourth Amendment executed by one party may be delivered to the other by electronic means with the same effect as if delivered personally.
[Signatures on following page]

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Fourth Amendment to be effective as of the Effective Date.

LESSOR:

JPPF 1155 Battery, L.P.,
a Delaware limited partnership

By:	JPPF 1155B GP, LLC,
a Delaware limited liability company
Its:	General Partner
	By:	/s/ Alexander A. Schwiebert

	Name:	Alexander A. Schwiebert
Authorized Signatory

LESSEE:

Levi Strauss & Co.,
a Delaware corporation

By:	/s/ Harmit Singh
Name:	Harmit Singh
Its:	Chief Financial Officer

EXHIBIT A

Recording Requested By, and
When Recorded Mail To:

Levi Strauss & Co.
1155 Battery Street
San Francisco, CA 94111
Attention: Sean Sullivan

(Space Above This Line For Recorder’s Use Only)
MEMORANDUM OF EXERCISE OF RENEWAL OPTION
THIS MEMORANDUM OF EXERCISE OF RENEWAL OPTION is made and entered into as of June __, 2022 (the "Effective Date"), by and between JPPF 1155 BATTERY, L.P., a Delaware limited partnership ("Lessor"), and LEVI STRAUSS & CO., a Delaware corporation ("Lessee").
Lessor and Lessee are currently parties to that certain Lease, dated as of July 31, 1979 (as amended and as may be further amended from time to time, the "Lease"), a memorandum of which was recorded in the Official Records of the City and County of San Francisco, State of California, on August 3, 1979, as Instrument Number C012211 in Book C831 at page 689. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.
Pursuant to the terms of the Lease, Lessee has exercised its third Option to extend the term of the Lease.
The Third Extended Term will commence on January 1, 2023 and will expire on December 31, 2034.
Lessee has additional rights to extend the term of the Lease for successive periods, as provided in the Lease, not to exceed an outside expiration date of December 31, 2079.
This Memorandum of Exercise of Renewal Option may be executed in counterparts, each of which shall constitute an original of such Memorandum of Exercise of Renewal Option, but all of which shall constitute one and the same instrument.
[Signatures on following page]

A - 1

IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Exercise of Renewal Option effective as of the Effective Date.

LESSOR:	JPPF 1155 Battery, L.P.,
a Delaware limited partnership

	By:	JPPF 1155B GP, LLC,
a Delaware limited liability company
	Its:	General Partner
		By:	/s/ Alexander A. Schwiebert

		Name:	Alexander A. Schwiebert
Authorized Signatory

LESSEE:	Levi Strauss & Co.,
a Delaware corporation

	By:	/s/ Harmit Singh
	Name:	Harmit Singh
	Its:	Chief Financial Officer

A - 2

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SAN FRANCISCO	)

On November 14, 2022, before me, AH Rivin, a Notary Public, personally appeared Alexander A. Schwiebert, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ AH Rivin
Signature

(Seal)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SAN FRANCISCO	)

On November 9, 2022, before me, N. Reyes, a Notary Public, personally appeared Harmit Singh, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ N. Reyes
Signature

(Seal)